UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 07, 2023

Vapotherm, Inc.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-38740	46-2259298
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

100 Domain Drive
Exeter, New Hampshire		03833
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: 603 658-0011

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value per share	VAPO	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On February 7, 2023, Vapotherm, Inc. (the “Company”) entered into a Securities Purchase Agreement (the “Purchase Agreement”) with certain institutional purchasers identified on the signature pages thereto (the “Purchasers”), pursuant to which the Company will offer to the Purchasers, in an unregistered offering, shares of common stock, par value $0.001 per share (the “Common Stock”), and warrants to purchase shares of Common Stock.

The closing is expected to occur on February 10, 2023 (the “Closing”), subject to the satisfaction of customary closing conditions. The Company will offer (i) 17,502,244 shares of Common Stock (the “Shares”) to each Purchaser and, to certain Purchasers, pre-funded warrants to purchase 4,402,508 additional shares of Common Stock (the “Pre-Funded Warrants”), and (ii) accompanying warrants (the “Warrants” and together with the Shares and the Pre-Funded Warrants, the “Securities”) to each Purchaser to purchase an aggregate of 21,904,752 shares of Common Stock (the “Warrant Shares”) at a purchase price of $1.05 per unit for aggregate gross proceeds to the Company of approximately $23.0 million, before deducting fees to the placement agent and other estimated offering expenses payable by the Company. The Warrants will expire five (5) years following the Closing, will have an exercise price of $1.17 per share, and are immediately exercisable upon issuance. The Pre-Funded Warrants will expire thirty (30) years following the Closing or when exercised in full, will have an exercise price of $0.001 per share, and are immediately exercisable upon issuance. The exercise price and number of shares of Common Stock issuable upon the exercise of the Warrants and the Pre-Funded Warrants will be subject to adjustment in the event of any stock dividends and splits, reverse stock split, recapitalization, reorganization or similar transaction, as described in the Warrants and the Pre-Funded Warrants.

The Company will file a resale registration statement with the Securities and Exchange Commission (the “SEC”) as soon as practicable, and in all events within 30 days after the Closing, to register the resale of the securities issued at the time of the Closing.

William Blair & Company, L.L.C. is acting as sole placement agent for the private placement.

The foregoing summaries of the offering, the securities to be issued in connection therewith, the Purchase Agreement, the Pre-Funded Warrants and the Warrants do not purport to be complete and are qualified in their entirety by reference to the definitive transaction documents. Copies of the forms of the Pre-Funded Warrant, the Warrant, and the Purchase Agreement are attached hereto as Exhibits 4.1, 4.2, and 10.1 respectively, and are incorporated herein by reference.

Item 3.02 Unregistered Sales of Equity Securities.

To the extent required by Item 3.02 of Form 8-K, the information regarding the Common Stock and Warrants set forth under Item 1.01 of this Form 8-K is incorporated by reference in this Item 3.02. The Company issued the Common Stock and Warrants in reliance on the exemption from registration provided for under Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”). The Company relied on this exemption from registration for private placements based in part on the representations made by the Purchasers, including the representations with respect to each Purchaser’s status as an accredited investor, as such term is defined in Rule 501(a) of the Securities Act, and each Purchaser’s investment intent. The offer and sale of the Securities have not been registered under the Securities Act.

Item 7.01 Regulation FD Disclosure.

On February 8, 2023, the Company issued a press release announcing the Purchase Agreement. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

The information contained in this Item 7.01, including Exhibit 99.1, is deemed to have been furnished and shall not be deemed to be “filed” for purposes of Section 18 of the Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, and is not incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Exchange Act.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description
4.1	Form of Pre-Funded Warrant
4.2	Form of Warrant
10.1	Purchase Agreement, dated as of February 7, 2023 among Vapotherm, Inc. and each Purchaser party thereto
99.1	Press Release Issued by Vapotherm, Inc. on February 8, 2023
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Vapotherm, Inc.

Date:	February 8, 2023	By:	/s/ John Landry
John Landry Senior Vice President and Chief Financial Officer